MARK IV INDUSTRIES, INC.

                   Prospectus Supplement dated July 28, 1998
                   to the Prospectus dated February 13, 1998

The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:

                        Aggregate Principal                Number of Shares of
                         Amount of Notes                 Common Stock Issuable
Name of Selling        Owned and That May                  Upon Conversion of
  Holder                   be Sold                       Notes That May be Sold
--------------------   --------------------------      ------------------------

Lehman Brothers Inc.         $500,000                          15,238